SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (As Permitted by
       Rule 14A-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Under Rule 14a-12


                              MCN ENERGY GROUP INC.
            ---------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                       N/A
             ------------------------------------------------------
                  (NAME OF PERSON(S) FILING PROXY STATEMENT, IF
                           OTHER THAN THE REGISTRANT)

               Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1) Title of each class of securities to which transaction applies:
           --------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:
           --------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           --------------------------------------------------------------------
      (4)  Proposed maximum aggregate value of the transaction:
           --------------------------------------------------------------------
      (5)  Total fee paid:

[ ] Fee paid previously with preliminary material.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:
           --------------------------------------------------------------------
      (2)  Form, Schedule or Registration Statement No.:
           --------------------------------------------------------------------
      (3)  Filing Party:
           --------------------------------------------------------------------
      (4)  Date Filed:

         Stewart Lawrence
         (313) 256-6289



                 MCN ENERGY GROUP INC. CALLS SPECIAL MEETING OF
                 SHAREHOLDERS TO APPROVE MERGER WITH DTE ENERGY

DETROIT, MARCH 30, 2001 - MCN Energy Group Inc. (NYSE:MCN) today called a Special Meeting of Common Stock Shareholders to be held May 15, 2001, at 2 p.m. eastern time at MCN's headquarters to approve the previously announced amended merger agreement with DTE Energy Company (NYSE:DTE).

      Shareholders of record as of the close of business on April 10, 2001, will be entitled to vote in person or by proxy at the Special Meeting and will receive notice of the meeting in mid-April 2001.

      Shareholders representing a majority of MCN's common stock outstanding must approve the merger.



MCN Energy Group Inc. is an integrated energy company with approximately $5 billion of assets and $2.5 billion of annual revenues. The company primarily is involved in natural gas production, gathering, processing, transmission, storage, distribution and marketing in the Midwest-to-Northeast corridor. Its largest subsidiary is Michigan Consolidated Gas Company, a natural gas utility serving 1.2 million customers in more than 500 communities throughout Michigan.

DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. DTE Energy's principal operating subsidiary is Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan.

DTE Energy has filed with the SEC a post-effective amendment to its registration statement on Form S-4. The post-effective amendment contains a proxy statement/prospectus and other documents related to the proposed merger between DTE Energy and MCN. Investors and security holders are urged to read the post-effective amendment containing the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors and security holders are able to receive the post-effective amendment containing the proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov, and will be able to receive the final proxy statement/prospectus and other documents free of charge at the SEC's website, listed above, from DTE Energy Investor Relations at 2000 Second Ave., Detroit, Mich. 48226-1279 or from MCN Investor Relations at 500 Griswold St., Detroit, Mich. 48226. Information concerning the identity of the participants in the solicitation of proxies by the MCN board of directors and their direct or indirect interests, by security holdings or otherwise, may be obtained from the Secretary of MCN at the address listed above. This press release will be filed with the SEC on March 30, 2001.


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